UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 6, 2007 (Date of earliest event reported)

MFIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-11625	04-2793022
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

30 Ossipee Road
Newton, MA  02464-9101
(Address of principal executive offices)

Telephone: (617) 969-5452
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written  communications  pursuant to Rule 425 under the  Securities  Act (17 CFR 230.425)

☐            Soliciting  material  pursuant to Rule  14a-12  under the  Exchange  Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On April 6, 2007, MFIC Corporation (the “Company”) announced that Mr. Irwin Gruverman, the Company’s Chief Executive Officer and Chairman of the Board of Directors (the “Board”) of the Company, informed the Company that he intends to resign as Chief Executive Officer and as Chairman of the Board, each effective as of April 6, 2007.  Mr. Gruverman has agreed to serve as a Director, as Chairman Emeritus and otherwise on a limited basis.

Item 8.01               Other Events.

On April 6, 2007, the Company issued a press release announcing the resignation of Mr. Gruverman as Chief Executive Officer and Chairman of the Board and announcing the appointment of Mr. James N. Little, Ph.D., the Company’s senior outside Director, as interim Chairman of the Board, each effective as of April 6, 2007.

A copy of the press release issued by the Company on April 6, 2007 is attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(d)                                 The following exhibit is hereby filed as part of this Current Report on Form 8-K:

Number	Exhibit
99.1	Press release dated April 6, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2007	MFIC CORPORATION

By: /s/ Robert P. Bruno
Name: Robert P. Bruno
Title: President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated April 6, 2007